SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2020

iQSTEL Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2020, our majority owned subsidiary, QGlobal SMS, LLC (the “Buyer”), entered into a Company Acquisition Agreement (the “Purchase Agreement”) by and between the Buyer and the Jesus Vega (the “Seller”), which agreement provides for the purchase of 100% of the equity and certain assets of Alcyon Cloud SMS, S.a.S., registered with the Secretary of Information and Communication Technology in Colombia (the “Company”).

The Company’s principal business activity is the sale of short messages (SMS) for the retail market. The parties plan to expand services from SMS to offer onmichannel products and services such as SMS, Emails, Rich Communications Services (RCS), Social Media Channels (Whats App,Messenger, etc), Web Real-Time Communication (WebRTC), VoIP (IP-PBX, SIP Trunking), ChatBots (Artificial Intelligence Based), SMS to Email and Email to SMS.

The consideration for the acquisition consists of $25,000 USD, payable as follows:

•$15,000 USD shall be paid in cash within a year to be used for the development of the retail marketing plan; and

•The balance of $10,000 USD shall be paid in cash to Seller within a year.

There shall be three directors of the Company, two of whom will be Messrs. Leandro Iglesias and Alvaro Quintana Cardona, officers of iQSTEL Inc. Mr. Jesus Vega will also be a member of the board of directors of the Company. These three will also serve as officers of the Company.

The Purchase Agreement may be terminated if either the Buyer or the Company are deemed economically unviable or bankrupt; if during due diligence process there is discovered a material impact on the valuation of the Company or the parties mutually agreed to terminate the Purchase Agreement.

The Closing of the Purchase Agreement is scheduled for 90 days from execution, and is subject to conditions, which include the following:

•Buyer’s board of directors approving the transaction;

•Satisfactory due diligence by Buyer;

•Buyer has prepared financial statements that are auditable by a PCAOB auditor.

The Purchase Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, capitalization, corporate authority, financial statements and compliance with applicable laws. The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement, and investors are not third-party beneficiaries of the Purchase Agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (c) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

SECTION 8 –&NBSP;OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On April 28, 2020, we issued a press release concerning the acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
2.1	Company Purchase Agreement, dated April 28, 2020
99.1	Press Release, dated April 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias
Leandro Iglesias
Chief Executive Officer

Date May 1, 2020